SUB-ITEM 77M:	Mergers

(a)	Phoenix CA Tax-Exempt Bond Fund, formerly a standalone
trust; Phoenix Core Bond Fund, formerly a series of Phoenix Series Fund; Phoenix Diversifier PHOLIO, formerly a series of Phoenix PHOLIOs(SM); Phoenix Emerging Markets Bond Fund, formerly a series of Phoenix Multi-Portfolio Fund; Phoenix Foreign Opportunities Fund, formerly a series of Phoenix Adviser Trust; Phoenix Global Utilities Fund, formerly a series of Phoenix Investment Series Fund; Phoenix High Yield Fund, formerly a series of Phoenix Series Fund; Phoenix International Strategies Fund, formerly a series of Phoenix Multi-Portfolio Fund; Phoenix Market Neutral Fund, formerly a series of Phoenix Portfolios; Phoenix Money Market Fund, formerly a series of Phoenix Series Fund; Phoenix Multi-Sector Fixed Income Fund, formerly a series of Phoenix Multi-Series Trust; Phoenix Multi-Sector Short Term Bond Fund, formerly a series of Phoenix Multi-Series Trust; Phoenix Real Estate Securities Fund, formerly a series of
Phoenix Multi-Portfolio Fund; Phoenix Wealth Accumulator PHOLIO, formerly a series of Phoenix PHOLIOs(SM); Phoenix Wealth Builder PHOLIO, formerly a series of Phoenix PHOLIOs(SM); Phoenix Wealth Guardian PHOLIO, formerly a series of Phoenix PHOLIOs(SM) and Phoenix Worldwide Strategies Fund, formerly a series of Phoenix Equity Trust (Each, a "Fund").

(b)	On May 31, 2007, the Board of Trustees approved the tax-
free reorganization of each of the above-referenced Funds into an identical counterpart fund having the same name in Phoenix Opportunities Trust. The reorganization occurred in two phases. Phase one of the reorganization took place on June 27, 2007 and involved: Phoenix CA Tax-Exempt Bond Fund; Phoenix Core Bond Fund; Phoenix Emerging Markets Bond Fund; Phoenix Global Utilities Fund; Phoenix High Yield Fund; Phoenix Market Neutral Fund; Phoenix Money Market Fund; Phoenix Multi-Sector Fixed Income Fund; Phoenix Multi-Sector Short Term Bond Fund and Phoenix Real Estate Securities Fund. Phase two of the reorganization took place on September 24, 2007 and involved:
Phoenix Diversifier PHOLIO; Phoenix Foreign Opportunities Fund; Phoenix International Strategies PHOLIO; Phoenix Wealth Accumulator; Phoenix Wealth Builder PHOLIO; Phoenix Wealth Guardian PHOLIO; Phoenix Worldwide Opportunities Fund. These reorganizations were conducted in order to consolidate the number of trusts within the Phoenix Funds family.